CONTACT:
Michael Archer
Senior Vice President
Corporate Controller
Camden National Corporation
(800) 860-8821
marcher@camdennational.com

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS 2017 FINANCIAL RESULTS

CAMDEN, Maine, January 30, 2018/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $4.1 billion bank holding company headquartered in Camden, Maine, reported net income for 2017 of $28.5 million and diluted earnings per share ("EPS") of $1.82 per share, compared to $40.1 million and $2.57 per share, respectively, a year ago. In the fourth quarter of 2017, the Tax Cuts and Jobs Act of 2017 (the "Tax Act") was passed, and the Company recognized $14.3 million of additional income tax expense upon the revaluation of its deferred tax assets and liabilities. The Company's 2017 adjusted operating income1, which excludes the effect of the Tax Act, was $42.7 million, representing an increase of 7% over last year.

"The Company produced another year of strong financial results in 2017 led by loan growth of 7%, deposit growth of 6%, and improved asset quality over last year,” said Gregory A. Dufour, President and Chief Executive Officer of the Company. "Like many other financial institutions and companies, we revalued our deferred tax balances using the lower federal corporate tax rate in the fourth quarter of 2017 that resulted in a one-time income tax charge. While the lower federal corporate tax rate drove a reported net loss for the fourth quarter and lowered our reported earnings for 2017, we expect that it will prove beneficial over the long-run through higher earnings and continued investment in our company to create long-term shareholder value."

The Company reported a net loss of $3.2 million for the fourth quarter of 2017. Adjusted operating income1, excluding the effect of the Tax Act, was $11.1 million, compared to $11.3 million for the third quarter of 2017.

“The anticipated future tax savings provided us an opportunity to recognize the dedication and contribution of our employees as we provided a special bonus to all non-executive employees. Additionally, we announced an increase in funds for future compensation practices and education to help ensure we attract and retain the best talent possible,” shared Dufour. “Complementing our employee investments, we announced that we will also increase our philanthropic efforts in 2018, reflecting our continued commitment to our communities.”

Mr. Dufour added, "In December, the Company announced a 9% increase in the fourth quarter 2017 dividend to $0.25 per share. At December 31, 2017, the Company exceeded all regulatory capital standards and reported a tangible common equity ratio1 of 7.66%.”

______________________________________________________________________________________________________
1 This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

YEAR-TO-DATE 2017 FINANCIAL HIGHLIGHTS

•	Adjusted operating income[1] was $42.7 million, representing a $2.7 million, or 7%, increase over last year

•	Adjusted operating return on average assets[1] was 1.07% and adjusted operating return on average equity[1] was 10.51%

•	Efficiency ratio[1] was 57.05%

•	Total loans grew 7% in 2017 and deposits grew 6% over the same period

•	Increased the fourth quarter 2017 dividend $0.02 per share, or 9%, to $0.25 per share

FINANCIAL CONDITION

Total assets at December 31, 2017 grew 5% over last year to $4.1 billion. The loan portfolio reached $2.8 billion at December 31, 2017, representing loan growth of $187.9 million, or 7%, in 2017. Commercial real estate loans led the way with growth of $113.2 million, or 11%, followed by residential mortgage loan growth of 7% and commercial loan growth of 6% in 2017. Over the same period, we experienced a 2% decline in consumer and home equity balances.

Total deposits at December 31, 2017 grew 6% over last year to $3.0 billion. Checking account growth led the way with an increase in demand and interest checking balances of 18% and 22%, respectively. Total borrowings for the Company increased 2% in 2017 to $552.6 million at December 31, 2017.

The Company's loan-to-deposit ratio at December 31, 2017 was 93%, compared to 92% at December 31, 2016.

Total shareholders' equity at December 31, 2017 increased 3% to $403.4 million since December 31, 2016. The Company's capital position remains in excess of regulatory requirements for "well capitalized" status with a total risk-based capital ratio of 14.14%.

ASSET QUALITY

The Company continues to have strong asset quality metrics with lower non-performing asset levels and lower net charge-offs. Non-performing loans at December 31, 2017 were $20.3 million, compared to $25.1 million at December 31, 2016. The Company's non-performing loans to total loans ratio at December 31, 2017 was 0.73%, compared to 0.97% at December 31, 2016.

The provision for credit losses for 2017 totaled $3.0 million, compared to $5.3 million last year. The decrease in expense of $2.2 million was driven by a decline in net charge-offs of $1.3 million and overall improved asset quality. The Company's annualized charge-offs to average loans ratio for 2017 was 0.07%, compared to 0.13% last year.

FINANCIAL OPERATING RESULTS (linked quarter)

The Company reported a net loss of $3.2 million for the fourth quarter of 2017 driven by additional income tax expense of $14.3 million as it revalued its deferred tax assets and liabilities for the lower federal corporate tax rate that was enacted in late December. Adjusted operating income1 for the fourth quarter decreased $249,000 to $11.1 million, compared to last quarter. The decrease in adjusted operating income1 between quarters was driven by:

•	An increase in non-interest expense of $1.3 million due to:

◦	A discretionary cash bonus and related taxes totaling $709,000 awarded to all non-executive employees of the Company.

◦
An increase in furniture, equipment and data processing costs of $261,000 due to new technology investments in the fourth quarter of 2017, including a commercial loan platform and a deposit account platform.

•
A decrease in non-interest income of $459,000 as the Company recognized $827,000 of gains on sale of investment securities last quarter, compared to $28,000 in the fourth quarter, partially offset by an increase in fees generated from the back-to-back commercial loan swap program of $637,000.

______________________________________________________________________________________________________
1 This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

•	An increase in net interest income of $499,000 due to:

◦	An increase in our loan yield of 3 basis points to 4.26% as a portion of our loan portfolio repriced due to increases in short-term interest rates; and

◦	A change in our funding mix in the fourth quarter with strong core deposit growth driving a 2 basis point decrease in our cost of funds to 0.60%.

•	A decrease in the provision for credit losses of $579,000 driven by a decrease in net charge-offs of $301,000.

FOURTH QUARTER 2017 DIVIDEND

The Company increased its fourth quarter 2017 dividend by $0.02 per share, or 9%, to $0.25 per share, payable on January 31, 2018, to shareholders of record as of January 15, 2018. This distribution represents an annualized dividend yield of 2.37%, based on the December 29, 2017 (last business day) closing price of Camden National's common stock at $42.13 per share as reported by NASDAQ.

ANNUAL MEETING

Camden National has scheduled its annual meeting of shareholders for Tuesday, April 24, 2018, at 3:00 p.m. local time, at Point Lookout Resort and Conference Center, 67 Atlantic Highway, Northport, Maine 04849. The date for determining the Company's shareholders of record for the annual meeting is February 23, 2018.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:30 p.m. eastern time on January 30, 2018 to discuss our fourth quarter and year-to-date 2017 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac180130.html

A link to the live webcast will be will be available on Camden National's website under "Investors" at CamdenNational.com prior to the meeting. The transcript of the conference call will also be available on Camden National's website approximately two business days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ:CAC), founded in 1875 and headquartered in Camden, Maine, is the largest publicly traded bank holding company in Northern New England with $4.1 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank that offers an array of consumer and business financial products and services, accompanied by the latest in digital banking technology to empower customers to bank the way they want. The Bank provides personalized service through a network of 60 banking centers, 76 ATMs, and lending offices in New Hampshire and Massachusetts, all complemented by 24/7 live phone support. This year marks the 8th time Camden National Bank has received the “Lender at Work for Maine” Award from the Finance Authority of Maine. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit CamdenNational.com. Member FDIC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in general economic conditions, changes in the interest rate environment, increased competitive pressures, operational risks including, but not limited to, cybersecurity, fraud and natural disasters, legislative and regulatory changes that adversely affect the business in which the Company is engaged, changes in the securities markets, and other risks and uncertainties disclosed from time to time in in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated by other filings with the Securities and Exchange Commission ("SEC"). The Company does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency ratio; tangible common equity ratio; adjusted operating income; adjusted operating diluted EPS; adjusted operating return on average assets; adjusted operating return on average equity; adjusted operating return on average tangible equity; and tangible book value per share. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields, and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Year Ended
(In thousands, except number of shares and per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Financial Condition Data
Investments	$907,642	$916,018	$897,679	$907,642	$897,679
Loans and loans held for sale	2,790,542	2,761,287	2,609,400	2,790,542	2,609,400
Allowance for loan losses	24,171	24,413	23.116	24,171	23,116
Total assets	4,065,398	4,039,943	3,864,230	4,065,398	3,864,230
Deposits	3,000,491	2,956,413	2,828,529	3,000,491	2,828,529
Borrowings	611,498	608,607	599,675	611,498	599,675
Shareholders' equity	403,413	414,366	391,547	403,413	391,547
Operating Data
Net interest income	$29,659	$29,160	$28,244	$115,300	$113,072
Provision for credit losses	238	817	255	3,035	5,258
Non-interest income	9,840	10,299	10,151	38,599	39,621
Non-interest expense	23,099	21,825	22,508	88,510	89,896
Income before income tax expense	16,162	16,817	15,632	62,354	57,539
Income tax expense	19,335	5,478	4,730	33,878	17,472
Net income (loss)	$(3,173)	$11,339	$10,902	$28,476	$40,067
Key Ratios
Return on average assets	(0.31)%	1.12%	1.12%	0.71%	1.04%
Return on average equity	(3.02)%	10.93%	11.01%	7.00%	10.47%
Net interest margin	3.24%	3.19%	3.26%	3.23%	3.32%
Non-performing loans to total loans	0.73%	0.72%	0.97%	0.73%	0.97%
Non-performing assets to total assets	0.50%	0.50%	0.67%	0.50%	0.67%
Annualized charge-offs to average loans	0.07%	0.11%	0.07%	0.07%	0.13%
Tier I leverage capital ratio	9.07%	9.01%	8.83%	9.07%	8.83%
Total risk-based capital ratio	14.14%	14.09%	14.04%	14.14%	14.04%
Per Share Data
Basic earnings per share	$(0.20)	$0.72	$0.70	$1.83	$2.59
Diluted earnings per share	$(0.20)	$0.72	$0.70	$1.82	$2.57
Cash dividends declared per share	$0.25	$0.23	$0.23	$0.94	$0.83
Book value per share	$25.99	$26.71	$25.30	$25.99	$25.30
Weighted average number of common shares outstanding	15,521,447	15,515,189	15,457,498	15,509,665	15,422,160
Diluted weighted average number of common shares outstanding	15,521,447	15,589,008	15,569,346	15,588,347	15,504,239
Non-GAAP Measures(1)
Adjusted operating income	$11,090	$11,339	$10,902	$42,739	$40,067
Adjusted operating return on average assets	1.09%	1.12%	1.12%	1.07%	1.04%
Adjusted operating return on average equity	10.56%	10.93%	11.01%	10.51%	10.47%
Adjusted operating return on average tangible equity	14.20%	14.85%	15.26%	14.35%	14.76%
Tangible common equity ratio	7.66%	7.98%	7.71%	7.66%	7.71%
Tangible book value per share	$19.57	$20.26	$18.74	$19.57	$18.74
Adjusted operating diluted earnings per share	$0.71	$0.72	$0.70	$2.73	$2.57
Efficiency ratio	57.75%	55.72%	57.89%	57.05%	57.53%
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	December 31, 2017	December 31, 2016
ASSETS
Cash and due from banks	$102,971	$87,707
Investments:
Available-for-sale securities, at fair value	789,899	779,867
Held-to-maturity securities, at amortized cost	94,073	94,609
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	23,670	23,203
Total investments	907,642	897,679
Loans held for sale, at fair value	8,103	14,836
Loans:
Residential real estate	858,369	802,494
Commercial real estate	1,164,023	1,050,780
Commercial(1)	418,520	394,051
Consumer and home equity	341,527	347,239
Total loans	2,782,439	2,594,564
Less: allowance for loan losses	(24,171)	(23,116)
Net loans	2,758,268	2,571,448
Goodwill	94,697	94,697
Other intangible assets	4,955	6,764
Bank-owned life insurance	87,489	78,119
Premises and equipment, net	41,891	42,873
Deferred tax assets	22,776	39,263
Other assets	36,606	30,844
Total assets	$4,065,398	$3,864,230
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$478,643	$406,934
Interest checking	855,570	701,494
Savings and money market	985,508	979,263
Certificates of deposit	475,010	468,203
Brokered deposits	205,760	272,635
Total deposits	3,000,491	2,828,529
Short-term borrowings	541,867	530,129
Long-term borrowings	10,720	10,791
Subordinated debentures	58,911	58,755
Accrued interest and other liabilities	49,996	44,479
Total liabilities	3,661,985	3,472,683
Shareholders’ equity	403,413	391,547
Total liabilities and shareholders’ equity	$4,065,398	$3,864,230
(1) Includes the Healthcare Professional Funding Corporation ("HPFC") loan portfolio.

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016
Interest Income
Interest and fees on loans	$29,728	$29,350	$27,107
Interest on U.S. government and sponsored enterprise obligations	4,091	4,177	4,027
Interest on state and political subdivision obligations	685	686	709
Interest on federal funds sold and other investments	536	497	433
Total interest income	35,040	34,710	32,276
Interest Expense
Interest on deposits	3,243	3,027	2,278
Interest on borrowings	1,283	1,665	896
Interest on subordinated debentures	855	858	858
Total interest expense	5,381	5,550	4,032
Net interest income	29,659	29,160	28,244
Provision for credit losses	238	817	255
Net interest income after provision for credit losses	29,421	28,343	27,989
Non-Interest Income
Debit card income	2,192	2,061	1,928
Service charges on deposit accounts	1,897	1,852	1,854
Mortgage banking income, net	1,797	2,076	1,337
Income from fiduciary services	1,277	1,229	1,224
Bank-owned life insurance	620	603	695
Brokerage and insurance commissions	546	600	505
Other service charges and fees	471	589	468
Net gain on sale of securities	28	827	47
Other income	1,012	462	2,093
Total non-interest income	9,840	10,299	10,151
Non-Interest Expense
Salaries and employee benefits	13,083	12,359	12,438
Furniture, equipment and data processing	2,690	2,429	2,400
Net occupancy costs	1,650	1,599	1,736
Consulting and professional fees	706	714	625
Debit card expense	721	662	477
Regulatory assessments	559	574	615
Amortization of intangible assets	392	473	476
Other real estate owned and collection costs, net	413	258	1,099
Other expenses	2,885	2,757	2,642
Total non-interest expense	23,099	21,825	22,508
Income before income tax expense	16,162	16,817	15,632
Income tax expense	19,335	5,478	4,730
Net income (loss)	$(3,173)	$11,339	$10,902
Per Share Data:
Basic earnings per share	$(0.20)	$0.72	$0.70
Diluted earnings per share	$(0.20)	$0.72	$0.70

Consolidated Statements of Income Data (unaudited)

	Year Ended December 31,
(In thousands, except per share data)	2017	2016
Interest Income
Interest and fees on loans	$114,563	$109,224
Interest on U.S. government and sponsored enterprise obligations	16,879	16,082
Interest on state and political subdivision obligations	2,764	2,836
Interest on federal funds sold and other investments	1,898	1,484
Total interest income	136,104	129,626
Interest Expense
Interest on deposits	11,811	8,633
Interest on borrowings	5,585	4,506
Interest on subordinated debentures	3,408	3,415
Total interest expense	20,804	16,554
Net interest income	115,300	113,072
Provision for credit losses	3,035	5,258
Net interest income after provision for credit losses	112,265	107,814
Non-Interest Income
Debit card income	8,079	7,578
Service charges on deposit accounts	7,529	7,210
Mortgage banking income, net	7,363	6,258
Income from fiduciary services	5,108	4,960
Bank-owned life insurance	2,370	2,594
Brokerage and insurance commissions	2,147	2,074
Other service charges and fees	2,029	1,962
Net gain on sale of securities	855	51
Other income	3,119	6,934
Total non-interest income	38,599	39,621
Non-Interest Expense
Salaries and employee benefits	49,965	48,072
Furniture, equipment and data processing	9,894	9,557
Net occupancy costs	6,884	7,088
Consulting and professional fees	3,118	3,234
Debit card expense	2,755	2,584
Regulatory assessments	2,166	2,777
Amortization of intangible assets	1,809	1,903
Other real estate owned and collection costs, net	971	3,128
Merger and acquisition costs	—	866
Other expenses	10,948	10,687
Total non-interest expense	88,510	89,896
Income before income tax expense	62,354	57,539
Income tax expense	33,878	17,472
Net income	$28,476	$40,067
Per Share Data:
Basic earnings per share	$1.83	$2.59
Diluted earnings per share	$1.82	$2.57

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	For the Three Months Ended
	Average Balance			Yield/Rate
(In thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Interest-earning assets:
Securities - taxable	$811,006	$819,778	$791,565	2.28%	2.28%	2.25%
Securities - nontaxable(1)	101,371	101,507	103,904	4.16%	4.16%	4.20%
Loans(2)(3):
Residential real estate	861,658	851,828	813,846	4.15%	4.09%	4.15%
Commercial real estate	1,153,842	1,136,851	1,051,346	4.15%	4.07%	3.92%
Commercial(1)	343,921	347,469	299,425	4.12%	4.18%	3.96%
Municipal(1)	18,442	24,847	20,971	3.73%	3.24%	2.90%
Consumer and home equity	343,942	345,533	349,202	4.54%	4.58%	4.23%
HPFC	46,565	49,619	63,662	8.14%	8.38%	8.44%
Total loans	2,768,370	2,756,147	2,598,452	4.26%	4.23%	4.14%
Total interest-earning assets	3,680,747	3,677,432	3,493,921	3.82%	3.79%	3.72%
Other assets	358,349	352,711	368,323
Total assets	$4,039,096	$4,030,143	$3,862,244

Liabilities & Shareholders' Equity
Deposits:
Demand	$486,753	$450,350	$428,057	—%	—%	—%
Interest checking	824,247	727,959	728,563	0.28%	0.19%	0.15%
Savings	497,929	493,447	481,630	0.06%	0.07%	0.06%
Money market	489,426	469,458	503,688	0.58%	0.53%	0.41%
Certificates of deposit(3)	490,779	454,013	477,569	0.90%	0.83%	0.80%
Total deposits	2,789,134	2,595,227	2,619,507	0.36%	0.31%	0.28%
Borrowings:
Brokered deposits	217,328	310,207	276,347	1.35%	1.30%	0.65%
Customer repurchase agreements	254,529	222,386	229,020	0.50%	0.51%	0.29%
Subordinated debentures	58,892	58,853	58,736	5.76%	5.78%	5.81%
Other borrowings	257,420	386,643	231,688	1.48%	1.42%	1.25%
Total borrowings	788,169	978,089	795,791	1.45%	1.43%	1.10%
Total funding liabilities	3,577,303	3,573,316	3,415,298	0.60%	0.62%	0.47%
Other liabilities	44,979	45,330	52,942
Shareholders' equity	416,814	411,497	394,004
Total liabilities & shareholders' equity	$4,039,096	$4,030,143	$3,862,244
Net interest rate spread (fully-taxable equivalent)				3.22%	3.17%	3.25%
Net interest margin (fully-taxable equivalent)				3.24%	3.19%	3.26%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)				3.17%	3.11%	3.14%
(1)  Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2)  Non-accrual loans and loans held for sale are included in total average loans.
(3) Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016 totaling $689,000, $804,000 and $1.0 million, respectively.

Year-to-Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	For the Year Ended
	Average Balance		Yield/Rate
(In thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Assets
Interest-earning assets:
Securities - taxable	$826,749	$796,423	2.27%	2.21%
Securities - nontaxable(1)	101,898	103,086	4.17%	4.23%
Loans(2)(3):
Residential real estate	838,781	822,690	4.12%	4.18%
Commercial real estate	1,120,591	1,004,169	4.11%	4.11%
Commercial(1)	336,685	292,709	4.21%	4.22%
Municipal(1)	19,428	19,238	3.43%	2.97%
Consumer and home equity	343,457	358,098	4.45%	4.22%
HPFC	52,031	70,188	8.53%	8.82%
Total loans	2,710,973	2,567,092	4.25%	4.28%
Total interest-earning assets	3,639,620	3,466,601	3.80%	3.80%
Other assets	348,986	370,096
Total assets	$3,988,606	$3,836,697

Liabilities & Shareholders' Equity
Deposits:
Demand	$430,706	$386,189	—%	—%
Interest checking	750,543	724,222	0.21%	0.13%
Savings	492,483	461,794	0.06%	0.06%
Money market	480,119	490,155	0.52%	0.42%
Certificates of deposit(3)	466,418	489,040	0.88%	0.78%
Total deposits	2,620,269	2,551,400	0.32%	0.28%
Borrowings:
Brokered deposits	296,261	231,610	1.13%	0.69%
Customer repurchase agreements	232,762	198,403	0.46%	0.28%
Subordinated debentures	58,834	58,718	5.79%	5.82%
Other borrowings	329,988	359,281	1.37%	1.10%
Total borrowings	917,845	848,012	1.35%	1.12%
Total funding liabilities	3,538,114	3,399,412	0.59%	0.49%
Other liabilities	43,864	54,778
Shareholders' equity	406,628	382,507
Total liabilities & shareholders' equity	$3,988,606	$3,836,697
Net interest rate spread (fully-taxable equivalent)			3.21%	3.31%
Net interest margin (fully-taxable equivalent)			3.23%	3.32%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)			3.14%	3.15%
(1)  Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.
(2)  Non-accrual loans and loans held for sale are included in total average loans.
(3) Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the year ended December 31, 2017 and 2016 totaling $3.2 million and $6.2 million, respectively.

Asset Quality Data (unaudited)
(In thousands)	At or For The Year Ended December 31, 2017	At or For The Nine Months Ended September 30, 2017	At or For The Six Months Ended June 30, 2017	At or For The Three Months Ended March 31, 2017	At or For The Year Ended December 31, 2016
Non-accrual loans:
Residential real estate	$4,979	$4,465	$4,890	$4,105	$3,945
Commercial real estate	5,642	5,887	16,291	12,858	12,849
Commercial	2,000	1,830	2,056	1,994	2,088
Consumer	1,650	1,626	1,371	1,552	1,624
HPFC	1,043	838	1,083	1,014	207
Total non-accrual loans	15,314	14,646	25,691	21,523	20,713
Loans 90 days past due and accruing	—	—	76	—	—
Accruing troubled-debt restructured loans not included above	5,012	5,154	4,809	4,558	4,338
Total non-performing loans	20,326	19,800	30,576	26,081	25,051
Other real estate owned:
Residential real estate	—	—	—	14	14
Commercial real estate	130	341	341	607	908
Total other real estate owned	130	341	341	621	922
Total non-performing assets	$20,456	$20,141	$30,917	$26,702	$25,973
Loans 30-89 days past due:
Residential real estate	$5,277	$3,169	$3,020	$2,379	$2,470
Commercial real estate	1,135	2,297	3,442	2,531	971
Commercial	518	712	269	168	851
Consumer	1,197	1,256	1,378	1,008	1,018
HPFC	887	938	639	777	1,029
Total loans 30-89 days past due	$9,014	$8,372	$8,748	$6,863	$6,339
Allowance for loan losses at the beginning of the period	$23,116	$23,116	$23,116	$23,116	$21,166
Provision for loan losses	3,026	2,786	1,984	581	5,269
Charge-offs:
Residential real estate	482	433	195	5	356
Commercial real estate	124	81	12	3	315
Commercial	1,014	650	281	136	2,218
Consumer	558	493	454	15	409
HPFC	290	274	81	—	507
Total charge-offs	2,468	1,931	1,023	159	3,805
Total recoveries	(497)	(442)	(317)	(183)	(486)
Net charge-offs (recoveries)	1,971	1,489	706	(24)	3,319
Allowance for loan losses at the end of the period	$24,171	$24,413	$24,394	$23,721	$23,116
Components of allowance for credit losses:
Allowance for loan losses	$24,171	$24,413	$24,394	$23,721	$23,116
Liability for unfunded credit commitments	20	22	7	9	11
Allowance for credit losses	$24,191	$24,435	$24,401	$23,730	$23,127
Ratios:
Non-performing loans to total loans	0.73%	0.72%	1.12%	0.99%	0.97%
Non-performing assets to total assets	0.50%	0.50%	0.77%	0.68%	0.67%
Allowance for loan losses to total loans	0.87%	0.89%	0.89%	0.90%	0.89%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.07%	0.11%	0.11%	—%	0.07%
Year-to-date	0.07%	0.07%	0.05%	—%	0.13%
Allowance for loan losses to non-performing loans	118.92%	123.30%	79.78%	90.95%	92.28%
Loans 30-89 days past due to total loans	0.32%	0.30%	0.32%	0.26%	0.24%

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Efficiency Ratio:
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Non-interest expense, as presented	$23,099	$21,825	$22,508	$88,510	$89,896
Less: merger and acquisition costs	—	—	—	—	(866)
Adjusted non-interest expense	$23,099	$21,825	$22,508	$88,510	$89,030
Net interest income, as presented	$29,659	$29,160	$28,244	$115,300	$113,072
Add: effect of tax-exempt income(1)	525	535	533	2,105	2,121
Non-interest income, as presented	9,840	10,299	10,151	38,599	39,621
Less: net gain on sale of securities	(28)	(827)	(47)	(855)	(51)
Adjusted net interest income plus non-interest income	$39,996	$39,167	$38,881	$155,149	$154,763
Non-GAAP efficiency ratio	57.75%	55.72%	57.89%	57.05%	57.53%
GAAP efficiency ratio	58.48%	55.31%	58.62%	57.51%	58.87%
(1) Assumed a 35% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	December 31, 2017	September 30, 2017	December 31, 2016
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$403,413	$414,366	$391,547
Less: goodwill and other intangible assets	(99,652)	(100,044)	(101,461)
Tangible equity	$303,761	$314,322	$290,086
Shares outstanding at period end	15,524,704	15,515,577	15,476,379
Tangible book value per share	$19.57	$20.26	$18.74
Book value per share	$25.99	$26.71	$25.30
Tangible Common Equity Ratio:
Total assets	$4,065,398	$4,039,943	$3,864,230
Less: goodwill and other intangibles	(99,652)	(100,044)	(101,461)
Tangible assets	$3,965,746	$3,939,899	$3,762,769
Tangible common equity ratio	7.66%	7.98%	7.71%
Shareholders' equity to total assets	9.92%	10.26%	10.13%

Adjusted Operating Return on Average Tangible Equity and Adjusted Operating Return on Average Equity:
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income (loss), as presented	$(3,173)	$11,339	$10,902	$28,476	$40,067
Add: impact of the Tax Act	14,263	—	—	14,263	—
Adjusted operating income	11,090	11,339	10,902	42,739	40,067
Add: amortization of intangible assets, net of tax(1)	255	307	309	1,176	1,237
Tangible net income, adjusted for the Tax Act	$11,345	$11,646	$11,211	$43,915	$41,304
Average equity	$416,814	$411,497	$394,004	$406,628	$382,507
Less: average goodwill and other intangible assets	(99,823)	(100,273)	(101,689)	(100,513)	(102,711)
Average tangible equity	$316,991	$311,224	$292,315	$306,115	$279,796
Adjusted operating return on average tangible equity	14.20%	14.85%	15.26%	14.35%	14.76%
Adjusted operating return on average equity	10.56%	10.93%	11.01%	10.51%	10.47%
Return on average equity	(3.02)%	10.93%	11.01%	7.00%	10.47%
(1) Assumed a 35% tax rate.

Adjusted Operating Income; Adjusted Operating Diluted EPS; and Adjusted Operating Return on Average Assets:
	For the Three Months Ended			For the Year Ended
(In thousands, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted Operating Income:
Net income (loss), as presented	$(3,173)	$11,339	$10,902	$28,476	$40,067
Add: impact of the Tax Act	14,263	—	—	14,263	—
Adjusted operating income	$11,090	$11,339	$10,902	$42,739	$40,067
Adjusted Operating Diluted EPS:
Diluted EPS, as presented	$(0.20)	$0.72	$0.70	$1.82	$2.57
Add: impact of the Tax Act	0.91	—	—	0.91	—
Adjusted operating diluted EPS	$0.71	$0.72	$0.70	$2.73	$2.57
Adjusted Operating Return on Average Assets:
Return on average assets, as presented	(0.31)%	1.12%	1.12%	0.71%	1.04%
Add: impact of the Tax Act	1.40%	—%	—%	0.36%	—%
Adjusted operating return on average assets	1.09%	1.12%	1.12%	1.07%	1.04%